UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                          June 9, 1998
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE               1-12762                       62-1543819
(State of Incorporation)  (Commission File Number)       (I.R.S. Employer
                                                     Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other events
Following notification of the New York Stock Exchange, the following press release was announced on June 23, 1998.


Memphis, TN: June 23, 1998. Mid-America Apartment Communities,
Inc. (NYSE:MAA) announced the sale of the 212-unit Redford Park
Apartment Community in Conroe, Texas for a total price of $5.8 million.

Eric Bolton, President, said "As part of our on-going review of our portfolio, Redford Park was identified as a disposition candidate; we do not believe it has the growth potential we demand from our properties. We have one additional small property that is also under consideration for immediate sale, neither of which will have any material impact on FFO".

After transaction costs, including mortgage prepayment penalties, the Company does not expect any significant gain or loss on the sale.

MAA is a self-advised, self-managed apartment only REIT which owns 34,587 apartment units (including 2,998 units under development) and manages 5,387 apartment units throughout the southern crescent of the U.S.

For  further  information,  contact  Simon  R.  C.  Wadsworth  at
(901)682 6668, ext 104, 6584 Poplar Ave., Suite 340, Memphis,  TN
38138, (901)682-6600 FAX: (901)682-6667

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:    June 12, 1998          /s/ Simon R.C. Wadsworth
     --------------------       -------------------------------------------
                                 Simon R.C. Wadsworth
                                 Executive Vice President
                                (Principal Financial and Accounting Officer)